Exhibit 1

Joint Filing Agreement

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D (and any amendments thereto) with respect to the Shares owned by each of them, of Inotiv, Inc., a corporation incorporated under the laws of the State of Indiana. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 20th day of September, 2022.

Savanna Holdings, LLC	By:	P2 Capital Master Fund I, L.P., as Managing Member
	By:	P2 Capital Partners, LLC, as Investment Manager

/s/ Claus Moller
Name: Claus Moller
Title: Managing Member

P2 Capital Master Fund I, L.P.	By:	P2 Capital Partners, LLC, as Investment Manager

/s/ Claus Moller
Name: Claus Moller
Title: Managing Member

P2 CapiTal Fund IV, L.P.	By:	P2 Capital Partners, LLC, as Investment Manager

/s/ Claus Moller
Name: Claus Moller
Title: Managing Member

P2 Capital Partners, LLC	/s/ Claus Moller
Name: Claus Moller
Title: Managing Member

CLAUS MOLLER	/s/ Claus Moller